EXHIBIT 99.1

Enviro Voraxial Technology
821 NW 57th Place, Fort Lauderdale, FL 33309
Phone 954.958.9968;  Fax: 954.958.8057;  E-mail: info@evtn.com
Website:  www.evtn.com

Press Release

EVTN Completes Purchase Agreement With Schlumberger

FORT LAUDERDALE, FL – June 12, 2017 - Enviro Voraxial Technology, Inc. (OTC: EVTN) announced today that it has completed a comprehensive agreement with Schlumberger, the world's leading provider of technology for reservoir characterization, drilling, production, and processing to the oil and gas industry. The agreement was overwhelmingly approved with over 99% of the votes at the EVTN shareholder meeting on May 31, 2017.

Under the terms of the agreement EVTN sold its intellectual property, substantially consisting of its Voraxial Separator patents and trademarks to Schlumberger in consideration of up to $4,000,000, of which $3,000,000 was paid at closing and $1,000,000 payable upon the completion of the transfer of certain assets and services to Schlumberger, which is estimated to be approximately 12 months from the closing date. In addition, EVTN received a worldwide, royalty-free license to use the underlying patents to market, manufacture and sell the Voraxial Separator for all industries outside of the oil-and-gas market. Further, EVTN entered into a supply agreement for certain manufacturing rights.

"We are excited to have finalized this agreement and enter into the next stage of the relationship with Schlumberger.  We look forward to building a strong, long-lasting relationship with Schlumberger," stated John DiBella, CEO of EVTN. "We believe this transaction could provide EVTN significant growth potential by expanding the unit sales into the oil and gas market while providing us the opportunity to pursue other markets that can utilize the Voraxial Separator such as mining, sewage and wastewater management."

The Agreement contains representations, warranties and covenants customary for this type of transaction.

About Enviro Voraxial Technology:  EVTN is the developer and manufacturer of the Voraxial® Separator, a unique, patented, in-line turbo-separator that provides a cost effective method to efficiently separate large volumes of solids and liquids with different specific gravities and without the need of a pressure drop.  The Voraxial® provides highly efficient bulk separation while requiring less space, energy and weight than conventional separators processing the same volume.  The Voraxial® is capable of simultaneously separating up to three components, such as oil, water and sand.  The Voraxial® can be used as a stand-alone separator or incorporated with other equipment to provide a complete turnkey solution that allows customers to treat a variety of fluid streams while reducing treatment cost and increasing separation efficiency.  Please see www.evtn.com for additional information.
Safe Harbor Disclosure -- This Press Release contains or incorporates by reference "forward-looking statements," including certain information with respect to plans and strategies of Enviro Voraxial Technology, Inc.  For this purpose, any statements regarding this announcement, which are not purely historical, are forward-looking statements, including EVTN beliefs, expectations, hopes or intentions regarding the future.  All forward-looking statements are made as of the date hereof and based on information available to EVTN as of such date. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to generate revenues under the manufacturing agreement and license agreement and other risks and uncertainties, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of EVTN and are difficult to predict. EVTN undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
CONTACT:
Enviro Voraxial Technology, Inc., Fort Lauderdale, Florida
(954) 958-9968
E-mail: sales@evtn.com
Company web site: http://www.evtn.com